Exhibit 5

                                HALE AND DORR LLP
                               COUNSELLORS AT LAW

                                 60 State Street
                           Boston, Massachusetts 02109
                        (617) 526-6000 Fax (617)526-5000


                                  June 25, 1998


Casella Waste Systems, Inc.
25 Greens Hill Lane
Rutland, Vermont  05701


         Re:      Registration Statement on Form S-1

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 5,500,949 shares of Common Stock, $.01 par value per share, of Casella Waste Systems, Inc., a Delaware corporation (the "Company"), of which (i) up to 2,056,645 shares will be issued and sold by the Company (including 456,645 shares issuable upon exercise of an over-allotment option granted by the Company) and 1,444,304 shares will be sold by certain stockholders (the "Selling Stockholders") of the Company in an underwritten public offering (the "Follow-on Shares") and (ii) 2,000,000 shares will be registered for issuance from time to time as payment of the purchase price for certain acquisitions by the Company, or for resale by the persons who acquire such shares in connection with such acquisition (the "Shelf Shares", and together with the Follow-on Shares, the "Shares").

         The Follow-on Shares are to be sold by the Company and the Selling Stockholders pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company, the Selling Stockholders and Goldman, Sachs & Co., CIBC Oppenheimer Corp. and Donaldson, Lufkin & Jenrette Securities Corporation, as representatives of the several underwriters named in the Underwriting Agreement, the form of which has been filed as Exhibit 1 to the Registration Statement.

         We are acting as counsel for the Company in connection with the sale by the Company and the Selling Stockholders of the Follow-on Shares and the registration for issuance or resale of the Shelf Shares. We have examined signed copies of the


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Casella Waste Systems, Inc.
June 25, 1998
Page 2

Registration Statement as to be filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         Our opinion in clause (ii) below, insofar as it relates to the Selling Stockholders' Follow-on Shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company.

         We assume that the appropriate action will be taken, prior to the offer and sale of the Follow-on Shares in accordance with the Underwriting Agreement or the issuance of any Shelf Shares, to register and qualify the Follow-on Shares or the Shelf Shares, as the case may be, for sale under all applicable state securities or "blue sky" laws.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

         Based upon and subject to the foregoing, we are of the opinion that (i) the Follow-on Shares to be issued and sold by the Company have been duly authorized for issuance and, when such Follow-on Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, such Follow-on Shares will be validly issued, fully paid and nonassessable; (ii) the Follow-on Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable; and (iii) the Shelf Shares have been duly authorized and, when issued as consideration for the acquisitions contemplated by the Registration Statement as amended or supplemented from time to time, will be fully paid and nonassessable.



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Casella Waste Systems, Inc.
June 25, 1998
Page 3
         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                                                           Very truly yours,

                                                           /s/ HALE AND DORR LLP

                                                           HALE AND DORR LLP